Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of RoomStore, Inc. (the “Company”) for the fiscal quarter ended August 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Stephen A. Giordano and Lewis M. Brubaker, Jr., Chief Executive Officer and Chief Financial Officer, respectfully, of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 12, 2011	By:	/s/ Stephen A. Giordano
Stephen A. Giordano
Chief Executive Officer

By:	/s/ Lewis M. Brubaker, Jr.
Lewis M. Brubaker, Jr.
Chief Financial Officer